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                                     EXHIBIT
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                                   EX-99.5(b):
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FORM OF SUB-ADVISORY AGREEMENT BETWEEN PSAM AND FAMCO RELATING TO THE FUND.
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                 PUGET SOUND ALTERNATIVE INVESTMENT SERIES TRUST

                             SUB-ADVISORY AGREEMENT
                           (MARKET NEUTRAL PORTFOLIO)

         This SUB-ADVISORY AGREEMENT (this "Agreement") is entered into as of __________, 1998 by and between PUGET SOUND ASSET MANAGEMENT CO., LLC, a Washington limited liability company (the "Manager"), and FIDUCIARY ASSET MANAGEMENT CO., a Missouri corporation (the "Sub-Adviser").

         WHEREAS, the Manager has entered into a Management Agreement dated _________, 1998 (the "Management Agreement") with Puget Sound Alternative Investment Series Trust (the "Trust"), pursuant to which the Manager provides portfolio management and administrative services to the Market Neutral Portfolio of the Trust (the "Series");

         WHEREAS, the Management Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Management Agreement to one or more sub-advisers; and

         WHEREAS, the Manager desires to retain the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Manager and the Sub-Adviser agree as follows:

         1. SUB-ADVISORY SERVICES.

                  a. The Sub-Adviser shall, subject to the supervision of the Manager and in cooperation with any administrator appointed by the Manager (the "Administrator"), manage the investment and reinvestment of the assets of the Series. The Sub-Adviser shall manage the Series in conformity with (1) the investment objective, policies and restrictions of the Series set forth in the Trust's prospectus and statement of additional information relating to the Series, (2) any additional policies or guidelines established by the Manager or by the Trust's trustees that have been furnished in writing to the Sub-Adviser and (3) the provisions of the Internal Revenue Code (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code), all as from time to time in effect (collectively, the "Policies"), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Series, without


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regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Series may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. Notwithstanding the foregoing provisions of this Section 1.a, however, the Sub-Adviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Series as the Manager shall determine are necessary in order for the Series to comply with the Policies.

                  b. The Sub-Adviser shall furnish the Manager and the Administrator monthly, quarterly and annual reports concerning portfolio transactions and performance of the Series in such form as may be mutually agreed upon, and agrees to review the Series and discuss the management of the Series with representatives or agents of the Manager, the Administrator or the Trust at their reasonable request. The Sub-Adviser shall permit all books and records with respect to the Series to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Sub-Adviser shall also provide the Manager, the Administrator and the Trust with such other information and reports as may reasonably be requested by the Manager, the Administrator or the Trust from time to time, including without limitation all material as reasonably may be requested by the trustees of the Trust pursuant to Section 15(c) of the 1940 Act.

                  c. The Sub-Adviser shall provide to the Manager a copy of the Sub- Adviser's Form ADV as filed with the Securities and Exchange Commission and as amended from time to time and a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Series.

                  d. The Sub-Adviser shall be bound by the Code of Ethics of Puget Sound Alternative Investment Series Trust as such Code of Ethics is amended or superseded from time to time.

                  e. The Sub-Adviser represents that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and will, so long as this Agreement is in effect, (i) continue to be registered as a registered investment adviser under the Advisers Act, (ii) comply with the provisions of the Advisers Act and the rules and regulations thereunder and (iii) conduct its operations, including without limitation the performance of its obligations under this Agreement, in full conformity with all applicable federal and state laws, rules and regulations.

         2. OBLIGATIONS OF THE MANAGER.

                  a. The Manager shall provide (or cause the Trust's custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets in the Series, cash requirements and cash available for investment in the Series, and all other

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information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

                  b. The Manager has furnished the Sub-Adviser a copy of the prospectus and statement of additional information of the Series and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Sub-Adviser with minutes of meetings of the trustees of the Trust applicable to the Series to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports made by the Series to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

         3. CUSTODIAN. The Manager shall provide the Sub-Adviser with a copy of the Series' agreement with the custodian designated to hold the assets of the Series (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Sub-Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Series shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is required by and taken in reliance upon instructions given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instructions under the Custody Agreement. Any assets added to the Series shall be delivered directly to the Custodian.

         4. EXPENSES. Except for expenses specifically assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any expenses of the Manager or the Trust including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Series, and (c) custodian fees and expenses. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

         5. PURCHASE AND SALE OF ASSETS. Absent instructions from the Manager to the contrary, the Sub-Adviser shall place all orders for the purchase and sale of securities for the Series with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rule 17e-1 under the 1940 Act in all respects. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Adviser may

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select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Series and/or other accounts serviced by the Sub-Adviser. To the extent consistent with applicable law, the Sub-Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination with respect to brokerage and research services or products may be viewed in terms of either that particular transaction or the overall responsibilities that the Sub-Adviser and its affiliates have with respect to the Series or to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Adviser in managing the Series.

         6. COMPENSATION OF THE SUB-ADVISER. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Manager shall pay the Sub-Adviser compensation at the annual rate of 1.50% of the average daily net assets of the Series. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Series pursuant to the Management Agreement. The Manager may from time to time waive the compensation it is entitled to receive from the Trust; however, any such waiver will have no effect on the Manager's obligation to pay the Sub-Adviser the compensation provided for herein.

         7. NON-EXCLUSIVITY. The Manager and the Series agree that the services of the Sub-Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Manager may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Manager and the Series recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Series. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Trust or the Manager in any way or otherwise be deemed an agent of the Trust or the Manager.

         8. LIABILITY. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Sub-Adviser nor any of its officers, directors, members, employees or agents (the "Indemnified Parties") shall be subject to any liability to the Manager, the Trust, the Series or any shareholder of the Series for any error of judgment, any

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mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub- Adviser's duties or by reason of reckless disregard by the Sub-Adviser of its obligations and duties.

         9. EFFECTIVE DATE AND TERMINATION. This Agreement shall become effective as of the date of its execution, and

                  a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

                  b. this Agreement may at any time be terminated on sixty days' written notice to the Sub-Adviser by the Manager, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series; and

                  c. this Agreement shall automatically terminate in the event of its assignment.

         Termination of this Agreement pursuant to this Section 9 shall be without the payment of any penalty.

         10. AMENDMENT. This Agreement may be amended at any time by mutual consent of the Manager and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

         11. CERTAIN DEFINITIONS. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

         12. GENERAL.

                   a. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder

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of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

                  b. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                       PUGET SOUND ASSET MANAGEMENT CO., LLC



                                       By:
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                                            Margaret M. Towle
                                            Chief Executive Officer



                                       FIDUCIARY ASSET MANAGEMENT CO.



                                       By:
                                          -------------------------------------
                                            Charles D. Walbrant
                                            President